Exhibit 99.1

Stephen Karotkin
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone:	(212) 310-8000
Facsimile:	(212) 310-8007

Attorneys for Reorganized Debtor

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re	:	Chapter 11 Case No.
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SIGA TECHNOLOGIES, INC.,	:	14-12623 (SHL)
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Reorganized Debtor.	:
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MOTION OF REORGANIZED DEBTOR PURSUANT
TO SECTION 4.3(b)(vi) OF DEBTOR’S THIRD AMENDED
CHAPTER 11 PLAN FOR REVIEW AND APPROVAL OF
TREATMENT OF PHARMATHENE ALLOWED CLAIM

TO THE HONORABLE SEAN H. LANE,
UNITED STATES BANKRUPTCY JUDGE:

SIGA Technologies, Inc. (“SIGA” or the “Reorganized Debtor”) respectfully represents:

1.          On September 16, 2014 (the “Commencement Date”), SIGA commenced with this Court a voluntary case under chapter 11 of title 11, United States Code (the “Bankruptcy Code”).  SIGA was authorized to continue to operate its business and manage its property as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner was appointed in SIGA’s chapter 11 case.

The Creditors’ Committee

2.          On October 7, 2014, the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed the Statutory Creditors’ Committee (ECF No. 61).

Jurisdiction

3.          This Court has subject matter jurisdiction to consider this matter pursuant to 28 U.S.C. § 1334, and pursuant to Sections 4.3(b)(vi) and 11.1 of the Plan (as defined below).  This is a core proceeding pursuant to 28 U.S.C. § 157(b).  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

Background

4.          On April 8, 2016, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Pursuant to Sections 1129(a) and (b) of the Bankruptcy Code and Rule 3020 of the Federal Rules of Bankruptcy Procedure Confirming Debtor’s Third Amended Chapter 11 Plan (the “Plan”)1 (ECF No. 882).  A principal element of the Plan is the treatment (as discussed below) of the final judgment obtained by PharmAthene against SIGA in the Delaware court system.  As of the Confirmation Date of the Plan, the PharmAthene Allowed Claim was in the amount of approximately $208 million.

5.          The Plan provides for the treatment of all allowed claims and equity interests, including the treatment of the PharmAthene Allowed Claim.  As provided in the Plan, holders of Allowed General Unsecured Claims (other than PharmAthene) are to be paid in cash in full, plus postpetition interest as specified in the Plan.  In addition, pursuant to the Plan, PharmAthene’s claim was deemed allowed in the amount of approximately $208 million.  The Plan further provides that on the PharmAthene Allowed Claim Treatment Date, SIGA can elect to treat the PharmAthene Allowed Claim, in full settlement and satisfaction thereof, pursuant to one of the following three options:

1 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan.

•	Option 1: Pay the balance of the PharmAthene Allowed Claim in full in Cash, plus postpetition interest as specified in the Plan;

•	Option 2: Deliver to PharmAthene one hundred percent (100%) of the equity of the Reorganized Debtor; or

•	Option 3: Treat the PharmAthene Allowed Claim in any other way that may be mutually agreed to by the Reorganized Debtor and PharmAthene.[2]

6.          As of the date hereof, all General Unsecured Claims have been paid in full other than the PharmAthene Allowed Claim and a handful of other General Unsecured Claims, which SIGA is in the process of reconciling.  Upon the reconciliation thereof, such other claims also will be paid in cash in full as provided in the Plan.

7.          Section 1.58 of the Plan, as amended, sets forth the definition of the PharmAthene Allowed Claim Treatment Date.  It provides, in relevant part, as follows:

1.58     PharmAthene Allowed Claim Treatment Date means the date that is one hundred twenty (120) days after the PharmAthene Final Order Date (such date, the “120th Day”); provided, however, that such date shall be automatically extended for ninety (90) days to and including the date that is two hundred ten (210) days after the PharmAthene Final Order Date (such date, the “210th Day” and such ninety (90) day extension period, if in effect, the “Extension Period”), if, and only, if (i) the Debtor or Reorganized Debtor, as applicable, has notified PharmAthene of its intention to satisfy the PharmAthene Allowed Claim pursuant to Option 1 as provided in Section 4.3(b)(i)(A) hereof, and (ii) on or before the Notification Date, the Debtor or Reorganized Debtor, as applicable, has paid to PharmAthene Twenty Million Dollars ($20,000,000), with such payment to be treated as provided in Section 4.3(b)(iv)(C)(1) hereof; and provided further, however, that such date shall be automatically extended for an additional forty-two (42) days (the “Second Extension”) to and including November 30, 2016 if, and only if, on or before October 19, 2016, SIGA has paid to PharmAthene an additional One Hundred Million Dollars ($100,000,000), with such payment to be treated as provided in Section 4.3(b)(iv)(C)(2) hereof.

2 The Plan provides for an additional option to treat the PharmAthene Allowed Claim, however, because such claim constitutes a lump sum award, that option is not available.

SIGA intends to exercise its right to extend the PharmAthene Allowed Claim Treatment Date to November 30, 2016.  After the payment of the $100,000,000 in connection with such extension, the PharmAthene Allowed Claim will be approximately $84 million.3

8.          Over the course of the past several months, SIGA has been working closely with its financial advisors to identify and evaluate financing options and other potential transactions to satisfy the PharmAthene Allowed Claim in full pursuant to Option 1 of the Plan.  These efforts have been successful and encompass two elements:  a proposed loan transaction (as described more fully below, the “Loan”), and a proposed equity rights offering (as described more fully below, the “Rights Offering”).  SIGA has determined that pursuing these two initiatives will generate sufficient cash that, together with SIGA’s cash on hand, will enable SIGA to satisfy the PharmAthene Allowed Claim under Option 1 of the Plan.  The Loan and the Rights Offering are hereinafter referred to herein as the “Transaction.”

Relief Requested

9.          Based on the foregoing, it is SIGA’s current intention to treat the PharmAthene Allowed Claim under Option 1 of the Plan.  Section 4.3(b)(vi) of the Plan requires that any transaction SIGA pursues to treat the PharmAthene Allowed Claim under Option 1 is subject to this Court’s approval.  More specifically, Section 4.3(b)(vi) provides:

3 Immediately prior to the Effective Date of the Plan, SIGA’s obligation to PharmAthene was approximately $208 million.  On the Effective Date of the Plan, and pursuant to the Plan, SIGA paid PharmAthene $5 million toward the claim.  On July 8, SIGA paid PharmAthene another $20 million toward the claim thereby extending the PharmAthene Allowed Claim Treatment Date by ninety (90) days.  On or prior to October 19, 2016, SIGA will pay an additional $100 million toward the claim to extend the PharmAthene Allowed Claim Treatment Date to November 30, 2016.  After October 19, 2016, the remaining balance of the claim is expected to be approximately $84 million (including monthly accrued interest).  As of June 30, 2016, SIGA disclosed in its second quarter Form 10-Q a cash balance of $78 million.  In addition, SIGA has also disclosed that the BARDA contract was modified on June 28 so that $82 million of payments are expected to be received earlier than initially anticipated.  SIGA’s cash balance as of June 30 and the accelerated cash proceeds from the BARDA contract modification, as well as other payments received under the BARDA contract, will be used to pay the aforementioned $100 million on or prior to October 19, 2016.

(vi)       Bankruptcy Court Review of Option 1 for Treatment of PharmAthene Allowed Claim.  In the event the PharmAthene Allowed Claim is to be treated under Section 4.3(b)(i)(A) (Option 1) hereof, and solely with respect to such treatment of the PharmAthene Allowed Claim, the Bankruptcy Court shall retain exclusive jurisdiction subsequent to the Effective Date to review and approve the terms and provisions of any transaction effectuating such treatment, and the implementation of such transaction shall be subject in all respects to the Bankruptcy Court’s review and approval.  In connection with the foregoing, the Reorganized Debtor shall, and shall be authorized to, schedule a hearing before the Bankruptcy Court on seven (7) days’ notice to all parties that received notice of the Confirmation Hearing and the rights of all such parties to object and be heard at such hearing are reserved and preserved.

10.        Pursuant to this Motion, SIGA seeks this Court’s approval of the Loan and the Rights Offering and the other transactions contemplated thereby, as required by Section 4.3(b)(vi) of the Plan.

The Proposed Loan

11.        The Loan is to be made available to SIGA pursuant to that certain Loan and Security Agreement among Cortland Capital Market Services LLC, as administrative agent and collateral agent (the “Agent”), OCM Strategic Credit SIGTEC Holdings, LLC, as lender (the “Lender”) and as lead arranger, and SIGA, as borrower, substantially in the form annexed hereto (without exhibits except for Schedule A) as Exhibit “A” (the “LSA”).  The LSA and all documents related thereto are hereinafter referred to collectively as the “Loan Documents,” and include, without limitation, the Fee Letters, Registration Rights Agreement and the Warrant Agreement (each as defined in the LSA).  Copies of the Fee Letters are attached hereto as Exhibit “B” (filed under seal).  Copies of the Warrant Agreement and Registration Rights Agreement are attached hereto as Exhibit “C” and Exhibit “D,” respectively.  The salient terms of the Loan Documents are as follows:4

4 The following summary is qualified in its entirety by the actual terms of the Loan Documents which control.

Amount:
Total term loan of $80 million in principal amount of which $30 million will be placed in an interest reserve.

$50 million of term loan, net of fees and expenses, to be used, together with SIGA’s cash on hand and the proceeds of the Rights Offering, to pay the balance of the PharmAthene Allowed Claim (the date of such payment, the “Escrow Release Date”).

$30 million of interest reserve to be utilized to prefund interest payments under the LSA, with up to $5,000,000 of such $30,000,000 available to be drawn by SIGA on July 1, 2018, subject to the satisfaction of certain conditions.

On September 30, 2016, the entire term loan ($80 million) will be funded into an escrow account, and interest will begin to accrue.  If the Escrow Release Date does not occur, then interest will not be paid, and all funds in escrow shall be returned to the Lender.

Maturity Date:	4 years from the Escrow Release Date.

Amortization:	None; entire principal amount due at maturity.

Interest Rate:	LIBOR + 11.50% per annum, subject to a 1.00% LIBOR floor. During an event of default, an additional 2.00% per annum may apply.

Prepayment Premium:
For the first 3.5 years starting on  the Escrow Release Date, prepayment or repayment of any nature, (including following acceleration or in connection with any insolvency event) requires a make-whole on interest equal to all required interest payments due on the amount being prepaid or repaid from the date of prepayment or repayment through and including the 3.5 year anniversary of , the Escrow Release Date, discounted to the date of prepayment or repayment, at a rate equal to the treasury rate plus 0.50%.

Exit Fee:	As provided in Fee Letters filed under seal.

Structuring Fee:	As provided in Fee Letters filed under seal.

Administrative and Collateral Agent Fees:	As provided in Fee Letters filed under seal.

Liquidity Covenant:
$15 million of liquidity (defined as cash and cash equivalents in accounts subject to a perfected lien in favor of the Agent, but excluding funds held in the interest reserve account) required on the Escrow Release Date.  After the Escrow Release Date, SIGA will maintain, at all times, liquidity in the minimum amounts set forth below:

Fiscal Quarter Period	Minimum Liquidity
Fiscal quarter ending December 31, 2016	$15,000,000
Fiscal quarter ending March 31, 2017	$15,000,000
Fiscal quarter ending June 30, 2017	$15,000,000
Fiscal quarter ending September 30, 2017	$10,000,000
Fiscal quarter ending December 31, 2017	$10,000,000
From January 1, 2018 to earlier of (i) fiscal quarter ending December 31, 2018 and (ii) 45 days after final approval of TPOXX	$5,000,000
Thereafter	$20,000,000

Research and Development and Capital Expenditures Covenants:	Limited to $250,000 per fiscal year for unreimbursed research and development vendor costs, (excluding those related to the BARDA contracts), and $250,000 per fiscal year for capital expenditures.

Regulatory Milestones Covenant:
•     By October 15, 2016 (such date to be extended to December 1, 2016, subject to certain conditions), written certification that the database lock is completed.

•     April 1, 2017: Draft report of the pivotal clinical safety trial (Study SIGA 246-008).

•     July 1, 2017: A final report of the pivotal clinical safety trial referenced above.

•     September 30, 2017: Either official meeting minutes issued by the FDA to SIGA or minutes prepared by SIGA and officially submitted to the Investigational New Drug (IND) application, in each case with respect to all pre-NDA meetings with the FDA.

•     December 31, 2017: NDA for TPOXX has been submitted to the FDA for final approval; provided that the foregoing December 31, 2017 deadline shall be extended to April 30, 2018, if, and only if, by December 31, 2017, SIGA has completed (1) all document subsections for module 3 of the NDA (CMC/Quality Module) and (2) 75% of document subsections for modules 2, 4, and 5 of the NDA and has delivered evidence of such completion reasonably satisfactory to Agent and Requisite Lenders by December 31, 2017.

•     December 31, 2018: FDA final approval of TPOXX.

Representations and Covenants:	In addition to the covenants noted above, customary representations and warranties and affirmative and negative covenants.

Events of Default:
Customary events of default, plus the following events pertaining to TPOXX oral formulation: (i) FDA initiates a regulatory action or any other enforcement action which could reasonably be expected to have a material adverse effect on SIGA; (ii) the FDA revokes any registration, or SIGA withdraws any registration, that could reasonably be expected to have a material adverse effect; (iii) SIGA conducts a recall which could reasonably be expected to result in liability and expense to SIGA of $100,000 or more; (iv) SIGA enters into a settlement agreement with the FDA that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of $100,000 or more, or that could reasonably be expected to have a material adverse effect; (v) the FDA refuses to file a NDA for ST-246 (tecovirimat) pursuant to 21 C.F.R. § 314.101; (vi) the FDA refuses to approve a NDA for ST-246 (tecovirimat) submitted by SIGA pursuant to 21 C.F.R. § 314.125 and/or SIGA withdraws the NDA for ST-246 (tecovirimat) in accordance with 21 C.F.R. § 314.110(b)(2) in response to a complete response letter issued by FDA to the NDA pursuant to 21 C.F.R. § 314.110(a); (vii) a determination by BARDA that any product in excess of 5,000 courses accepted into the Strategic National Stockpile pursuant to the BARDA contract must be replaced by SIGA at no cost to BARDA pursuant to section B.8.3 of the BARDA contract; or (viii) termination by BARDA of the BARDA contract as a result of conduct by SIGA.

Collateral:	Obligations secured by substantially all assets of SIGA.

Warrants:
Pursuant to the Warrant Agreement, warrants are to be issued to the Lender which will entitle the Lender to purchase a number of shares of common stock of SIGA equal to $4,000,000 divided by the lower of $2.29 and the subscription price paid in the Rights Offering, and will be subject to weighted average anti-dilution adjustments. The common stock underlying such warrants will be subject to customary demand and piggyback registration rights pursuant to the Registration Rights Agreement.

12.        In connection with the Loan, SIGA also has agreed to certain exclusivity provisions (the “Exclusivity Provisions”) which are subject to and become effective on this Court’s approval of the Transaction.  The Exclusivity Provisions are contained in one of the Fee Letters and generally provide as follows:

•	During the one-year period from the date of the Fee Letter, SIGA and its representatives shall not solicit, entertain, or negotiate any offers or proposals to enter into any transaction that has as its purpose to raise funds to pay the PharmAthene Allowed Claim (a “Competing Transaction”), provide information to any person in connection with a Competing Transaction, or conduct or continue any discussions or negotiations or enter into any agreement or arrangement in connection with a Competing Transaction (provided that the foregoing limitation shall not restrict the entry into and consummation of the Rights Offering).

•	In the event of a breach of the foregoing, the Lender shall be entitled to liquidated damages equal to the sum of the Structuring Fee, Exit Fee and Prepayment Premium (in each case, calculated as if the Loan were funded and repaid on the first day after the funding thereof).

The Proposed Rights Offering

13.          The Loan described above is conditioned on the consummation of the Rights Offering which is to be fully backstopped by MacAndrews & Forbes Incorporated (“MacAndrews”) and, if they so elect to participate, three other shareholders of SIGA (the “Funds”), pursuant to a Backstop Agreement, substantially in the form of Exhibit “E” annexed hereto (the “Backstop Agreement”).  The Rights Offering will be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended and, in accordance with Section 6.16(d) of the Plan, is to be made available ratably to all shareholders of SIGA as of the record date of the Rights Offering.  The principal economic terms of the Rights Offering are as follows:

Issuer:	SIGA Technologies, Inc.

Amount:	Approximately 23.5 million shares, assuming a subscription price of $1.50 per share.

Subscription Price:	The lower of (i) $1.50 per share and (ii) 85% of the average trading price of SIGA common stock as of the closing of the Rights Offering.

Net Cash Proceeds:	Approximately $35 million.

Transferability:	Right to subscribe is not transferable.

Oversubscription Rights:	Shareholders may subscribe for any amount, subject to proration if oversubscribed.

14.        The principal terms of the Backstop Agreement are as follows:5

Backstop:	Any rights not subscribed to by SIGA shareholders will be subscribed to by MacAndrews and the Funds (if the Funds elect to participate in the backstop).

Backstop Fee:	5% of total amount of Rights Offering ($1.76 million) payable in cash or stock, at the election of SIGA.

The Transaction to Pay the PharmAthene
Allowed Claim Pursuant to
Option 1 of the Plan Should be Approved

15.        As stated, over the past several months since the Plan became effective, SIGA and its advisors have been involved in a very active effort to pursue a transaction that would enable SIGA to satisfy the PharmAthene Allowed Claim under Option 1 of the Plan.  These efforts were spearheaded by SIGA’s Board of Directors, management, and Piper Jaffray & Co. (“Piper Jaffray”), SIGA’s financial advisor, all with the assistance and input of MacAndrews, SIGA’s largest shareholder.

16.        In connection with the foregoing, and as set forth more fully in the Declaration of James Douglas, a managing director of Piper Jaffray, filed contemporaneously herewith (the “Douglas Declaration”), SIGA and its advisors explored a number of potential transactions.  After a review of the realistically available alternatives, SIGA’s Board of Directors, in the exercise of its business judgment, has determined that treatment of the PharmAthene Allowed Claim under Option 1 of the Plan is the most appropriate way to preserve and create value for SIGA’s shareholders, and that implementation of the Transaction represents the best terms available under the circumstances to enable SIGA to generate sufficient funds to satisfy the PharmAthene Allowed Claim under Option 1 of the Plan.

5 Pursuant to Section 6.16(d) of the Plan, funds and accounts managed by each of Jet Capital Management LP, Nantahala Capital Management, LLC, and Esopus Creek Value Series Fund LP (collectively, the “Funds”), shall have the right to participate in the Backstop Agreement on the same terms and conditions as MacAndrews, pro rata, based upon the percentage ownership interest of the outstanding stock of SIGA of each committing party as compared to the aggregate percentage ownership interest of SIGA outstanding stock of all committing parties, determined as of the record date of the Rights Offering.

17.        The principal amount of the PharmAthene Allowed Claim, after payment of the $100,000,000 set forth above, will be in the approximate amount of $84,000,000.  Consummation of the Loan will generate $50,000,000 of cash proceeds that can be utilized to satisfy the claim, and the Rights Offering will generate an additional approximately $35,000,000.  These amounts, together with SIGA’s excess cash on hand, will be sufficient to satisfy the PharmAthene Allowed Claim, pay fees and expenses in connection with the Transaction and leave SIGA with adequate resources to operate its business and continue performance under its contractual obligations.

18.        The terms and provisions of the Loan set forth in the Loan Documents (including the Warrant Agreement) represent the culmination of good faith negotiations and reflect the circumstances and risks associated with obtaining financing for a biotech company that has yet to receive FDA approval for its sole revenue producing asset.  As stated, SIGA and its financial advisors explored a number of potential transactions and the Loan (and Warrant Agreement) represent the best terms available.  SIGA also believes that the Exclusivity Provisions are reasonable given the time, expense and commitment of financial resources made by the Lender.  Moreover, because SIGA believes the Loan represents the best terms available and any potential breach of the Exclusivity Provisions is completely within SIGA’s control, the risk of SIGA being required to pay the liquidated damages provided therein is extremely remote.  As noted above, although the loan will be prefunded and begin accruing interest on September 30, 2016, prior to the actual satisfaction of the PharmAthene Allowed Claim, no interest will be actually payable unless the claim is satisfied.

19.        The Rights Offering and the Backstop Agreement also represent a sound exercise of business judgment by SIGA and its Board.  The Rights Offering is a key element of the Transaction, providing a significant portion of the funds necessary to satisfy the PharmAthene Allowed Claim.  As more fully set forth in the Douglas Declaration, Piper Jaffray analyzed ninety-three (93) major U.S. Exchange rights offering transactions since June 7, 2011 (approximately five (5) years) as well as follow on offerings for life science companies since April 7, 2016 (date SIGA emerged from chapter 11).  Based on the analyses performed and on Piper Jaffray’s expertise, Piper Jaffray believes the terms are reasonable.  In addition, as stated, the Rights Offering will be made available to all of SIGA’s shareholders ratably on the same terms, as required by the Plan.

20.        The terms of the Backstop Agreement were approved by SIGA’s independent members of the Board of Directors and are fair and reasonable under the circumstances.  Backstopping the entire Rights Offering to assure that it is successful obviously is critical to making sure sufficient funds are available on a timely basis to satisfy PharmAthene’s claim.  Further, SIGA believes the economic terms of the Backstop Agreement are fair and appropriate and that MacAndrews is the most logical, if not the only, party to provide a backstop.  As stated, pursuant to Section 6.16(d) of the Plan, the Funds will have the right to participate in the Backstop Agreement on the same terms as MacAndrews.  In addition, as set forth in the Douglas Declaration, Piper Jaffray also analyzed the economic terms of the Backstop Agreement and believes they are reasonable.

21.        The Transaction is the result of a comprehensive undertaking initiated by SIGA, its advisors, and MacAndrews to find the most reasonable means to satisfy the PharmAthene Allowed Claim under Option 1 of the Plan to preserve and create value for SIGA’s shareholders.  SIGA believes that the Transaction is fair, reasonable and the best alternative available under the circumstances.  Moreover, absent approval and implementation of the Transaction, the results for SIGA’s shareholders are draconian – a complete cancellation of their interests and the receipt of no consideration therefor.

Notice

22.        Notice of this Motion has been provided to parties in interest in accordance with Section 4.3(b)(vi) of the Plan, including all shareholders of record as of September 7, 2016 (with instructions to serve down to beneficial holders).  SIGA submits that such notice is sufficient and no other or further notice need be provided.

23.        No previous request for the relief sought herein has been made to this or any other Court.

Conclusion

WHEREFORE SIGA respectfully requests entry of an order granting the relief requested herein and such other and further relief as is just.

Dated:	New York, New York
September 8, 2016

/s/ Stephen Karotkin
Stephen Karotkin
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Reorganized Debtor